Exhibit 10.44


            GENERAL BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SEDONA WORLDWIDE INCORPORATED, an Arizona corporation ("Seller"), hereby grants, bargains, sells, transfers, conveys, assigns and sets over unto ILX RESORTS INCORPORATED, an Arizona corporation ("Buyer") any and all of Seller's right, title and interest in and to all personal property and real property of Seller, whether tangible or intangible, including, but not limited to, cash, accounts receivable, inventory, furniture, furnishings, equipment, fixtures, improvements, trademarks, tradenames and all intellectual property assets owned or used by Seller in the conduct of its business prior to the effective date of this agreement (the foregoing being collectively referred to herein as the "Property," which shall include without limitation all of the assets set forth on the Balance Sheet, dated as of December 31, 2001, attached hereto as Exhibit "A").

     TO HAVE AND TO HOLD the property unto Buyer, its successors and assigns forever. Seller hereby represents and warrants to Buyer that Seller is the owner of the Property and has full right and authority to sell, assign, transfer and convey the Property unto Buyer; and Seller shall warrant and defend the title to the Property being conveyed hereby to Buyer against all claims by others.

     Buyer assumes and agrees to pay and perform, when due, all of Seller's obligations with respect to the Property or as otherwise described and/or set forth as "Liabilities" on Exhibit "A".

     In addition to the acts and agreements of Seller and Buyer described herein, Seller and Buyer shall perform, execute and deliver or cause to be performed, executed and delivered any and all further acts and agreements as either party hereto may reasonably request of the other to consummate the transactions contemplated herein.

     Seller will make available to Buyer all of Seller's files and records relating to the Property, without representation or warranty as to the content thereof, except as otherwise specifically provided herein.

                         DATED as of the 2nd day of January, 2002

                              SEDONA WORLDWIDE INCORPORATED,
                              an Arizona corporation

                              By:_________________________________
                                 Mia A. Martori, President

                                   ACCEPTANCE

     Assignee hereby accepts the foregoing transfer and assignment, and assumes all obligations, duties, responsibilities and liabilities associated with the Property or as otherwise described and or set forth as "Liabilities" on Exhibit "A".

                         DATED as of the 2nd day of January, 2002

                              ILX RESORTS INCORPORATED

                              By:_________________________________
                                 Joseph P. Martori, Chairman